Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 (the “Amendment”) to the annual report of Numerex Corp. (the “Company”) on Form 10-K/A for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 29, 2010 (the “Report, and as amended by the Amendment No. 1 filed on the date hereof, the “Amended Report”), I, Alan B. Catherall, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)           The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely pursuant to 8 U.S.C. Section 1350 and is not being filed as part of the Amended Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

April 20, 2010

By: /s/ Alan B. Catherall
Alan B. Catherall
Chief Financial Officer, Executive Vice President
and Principal Financial and Accounting Officer